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                                                                       EXHIBIT A
                                                                  Conformed Copy

                          NOTICE OF MANDATORY EXERCISE
                        OF OPTION REQUIREMENT AND WAIVER

This Notice of Mandatory Exercise of Option Requirement and Waiver is given and entered into in connection with (i) the Primary Agreement (Financing Vehicles), dated as of June 23, 2000, between Telenor East Invest AS, as the Purchaser, VimpelCom Finance B.V. ("VimpelCom Finance") and its designees from time to time party thereto, as the Sellers (the "Primary Agreement II"), and (ii) the Letter Agreement (as defined in the Primary Agreement II).

1. Capitalized terms used and not defined in this Notice of Mandatory Exercise of Option Requirement and Waiver have the meanings specified in the Primary Agreement II.

2.   With reference to Sections 2.03(a) and 2.04(b)(i) of the Primary Agreement
     II:

     (a) each of VimpelCom Finance, VC Limited, a company organized and existing under the laws of the British Virgin Islands and designee of VimpelCom Finance as a Seller under the Primary Agreement II ("VC Limited"), and VimpelCom B.V., a company organized and existing under the laws of The Netherlands and designee of VimpelCom Finance as a Seller under the Primary Agreement II ("VimpelCom BV"), hereby notifies the Purchaser of the filing of a Registration Statement on Form F-3 (the "Registration Statement") by VimpelCom, VC Limited and VimpelCom BV with the United States Securities and Exchange Commission (the "SEC") on June 28, 2000 (Commission File No. 333-12210), together with (i) Amendments No. 1, No. 2, No. 3 and No. 4 to the Registration Statement filed with the SEC on July 10, 2000, July 14, 2000, July 18, 2000, and July 24, 2000, respectively, and (ii) correspondence with the SEC, dated July 14, 2000 and July 24, 2000, relating to the Disposition of New ADSs (collectively, the "SEC Filings");

     (b)  the SEC Filings have been previously provided to the Purchaser;

     (c) the Sellers represent and warrant to the Purchaser that the SEC Filings contain, as of the date thereof, all material information with respect to the New ADSs;

     (d) VC Limited hereby requires the Mandatory Exercise of the Share Option with respect to 2,363,931.42 New ADSs (the "Initial ADSs") by the Purchaser in accordance with the Primary Agreement II at the Public Offering Price of US $215/8 per ADS, for the aggregate price of US $51,120,017.00;

     (e) attached hereto as Annex I is a letter from VimpelCom stating that VimpelCom expects, in good faith, to repay the Loans immediately prior to the Public Offering;
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     (f)  attached hereto as Annex II is the Bank Letter; and

     (g) attached hereto as Annex III are two (2) copies of the documents specified in Schedule 2.08(f) of the Primary Agreement II, except the following which will take place after the Closing: (i) the disclosure of information on the completion of the placement of shares pursuant to the provisions of Russian securities laws and regulations; (ii) the registration of the report on the results of the issuance with the Federal Commission on Securities Markets; (iii) the registration of charter amendments with respect to increasing the charter capital with each of the Moscow and State registration chambers; (iv) notice of acquisition of shares by a foreign entity in accordance with Russian law; and (v) a filing with the Dutch Central Bank.

3. The Purchaser and VimpelCom agree to waive certain provisions of Section 2.07(a) of the Primary Agreement, dated as of December 1, 1998, between the Purchaser and VimpelCom (the "Primary Agreement I"). For the avoidance of doubt, after the purchase by the Purchaser of the Initial ADSs and the Additional ADSs (as defined in Section 4 hereof), if any, the total number of Purchaser's Shares (as defined in the Primary Agreement I) with respect to which VimpelCom (or any Affiliate thereof designated by VimpelCom) will have the right to exercise the Call Option (as defined in the Primary Agreement I) is 250,000 Purchaser's Shares. Except for the requirement that the Purchaser must ensure that 250,000 Purchaser's Shares are available for purposes of the Call Option at the Exercise Price (as defined in the Primary Agreement I), this Section 3 does not, and is not intended to, alter, modify or amend (i) the right of the Purchaser to maintain ownership of 25% plus one share of the then issued and outstanding shares of voting stock of VimpelCom in accordance with the terms and conditions of Section
     2.07 of the Primary Agreement I or (ii) the limitation that the Purchaser may not acquire more than 25.72% of the then issued and outstanding shares of voting stock of VimpelCom in accordance with the terms and conditions of
     Section 2.03(e) of the Primary Agreement II and the Letter Agreement.

4. In addition to the requirements set forth in Section 2(d), VC Limited hereby offers to the Purchaser (in connection with, but not pursuant to, the Public Offering contemplated by the SEC Filings) the option to purchase, at the Public Offering Price of US $215/8 per ADS, 36,600.58 New ADSs (the "Additional ADSs"), for the aggregate price of US $791,487.50. Unless otherwise set forth herein or in the Purchase Agreement to be entered into with respect to the Initial ADSs and Additional ADSs, the terms of the Primary Agreement II shall apply to the purchase of the Additional ADSs, mutatis mutandis, as if the Additional ADSs were included in the definition of the "Option Shares".

5.   The parties hereto agree that the Closing will take place as specified in
     Section 2.06(a)(ii)(C), except that, with respect to the proceeds of the Loans and Accrued Interest and Fees, the Purchaser will instruct Citibank T/O in accordance with the Intraday Overdraft Facility Agreement No. 1, dated July 20, 2000, between Citibank T/O and VimpelCom and, solely with respect to Section 2.06(a)(ii)(C), the wire instruction will be with respect to that part of the Purchase Price relating to the Additional ADSs.

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6.   The Purchaser agrees to waive the prior ten (10) Business Day delivery requirement applicable to this Notice of Mandatory Exercise of Option Requirement and Waiver as set forth in Section 2.04(b)(i)(x) of the Primary Agreement II.

7. With reference to Section 5.02(e) of the Primary Agreement II, VC Limited and VimpelCom have entered into that certain Primary Agreement, dated July 20, 2000, with the European Bank for Reconstruction and Development in furtherance of the transactions contemplated by the Primary Agreement II, and the Purchaser hereby acknowledges its prior knowledge of and consent to the foregoing and waives any violation of Section 5.02(e) of the Primary Agreement II that may have resulted from the foregoing.

8. With reference to the Working Capital Bridge Facility, dated as of June 23, 2000, between VimpelCom, as the borrower, and the Purchaser, as the lender (the "Loan Agreement"):

     (a) with respect to Section 2.01(b) of the Loan Agreement, (i) in addition to the Subsidiaries listed on Schedule 2.01(b), as of the date of the Loan Agreement, VimpelCom Finance (the Seller and original signatory to the Primary Agreement II) was, and, as of the date hereof, is, a Subsidiary of VimpelCom, (ii) VimpelCom Finance formed two (2) Subsidiaries that were not in existence on the date of the Loan Agreement and that are Subsidiaries of VimpelCom as of the date hereof, VimpelCom B.V. and VC Limited (parties by endorsement to the Primary Agreement II), and (iii) VimpelCom Finance formed one (1) Subsidiary that was not in existence on the date of the Loan Agreement, was a Subsidiary of VimpelCom subsequent to the date of the Loan Agreement and ceased to be a Subsidiary of VimpelCom prior to the date hereof, VimpelCom (BVI) Ltd. (VimpelCom B.V., VC Limited and VimpelCom (BVI) Ltd. are collectively referred to as the "New Subsidiaries");

     (b) with respect to Section 6.04 of the Loan Agreement, VimpelCom, as generally described in the notice of the annual meeting of shareholders given on May 23, 2000, capitalized and, therefore, made investments in the New Subsidiaries in furtherance of the transactions contemplated by the Primary Agreement II;

     (c) with respect to Section 6.05 of the Loan Agreement, VimpelCom, as described in the notice of the annual meeting of shareholders given on May 23, 2000, on June 30, 2000, obtained approval to amend its Charter, as described in Attachment V thereto, in furtherance of the transactions contemplated by the Primary Agreement II; and

     (d) the Purchaser hereby acknowledges its prior knowledge of and consent to each of the foregoing matters set forth in this Section 8 and waives any violation of the covenants of VimpelCom under the Loan Agreement that may have resulted from the actions specified in this
          Section 8.

9. With reference to Section 4.11 of the Primary Agreement II, the Sellers hereby acknowledge the Purchaser's prior knowledge of the matters described in Sections 7 and 8 above, and the

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     Sellers waive any violation of the covenants of the Purchaser under the
     Primary Agreement II that may have resulted from such knowledge.

10. This Notice of Mandatory Exercise of Option Requirement and Waiver will automatically expire if the Public Offering contemplated by the SEC Filings does not take place within five (5) Business Days after the date hereof, and (i) the obligations of the Sellers under the Primary Agreement II shall be reinstated as if this Notice of Mandatory Exercise of Option Requirement and Waiver had never been executed and delivered, and (ii) nothing herein shall be deemed to have modified the Primary Agreement I, the Primary Agreement II or the Letter Agreement.

11 In the event the Public Offering takes place, the Call Option shall be limited as described in Section 3 hereof after the closing of the transactions contemplated by the Primary Agreement II.

                      Remainder of Page Intentionally Blank

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Given and agreed this 25th day of July 2000.

OPEN JOINT STOCK COMPANY
"VIMPEL-COMMUNICATIONS"

By       /s/ Dmitry Borisovich Zimin
         ---------------------------
         Dmitry Borisovich Zimin
         President and Chief Executive Officer

By       /s/ Vladimir Bychenkov
         ---------------------------
         Vladimir Bychenkov
         Chief Accountant

VC LIMITED

By       /s/ Georgy Silvestrov
         ---------------------------
         Georgy Silvestrov
         Authorized Signatory


VIMPELCOM B.V.

By       /s/ Maurice Worsfold
         ---------------------------
         Maurice Worsfold
         Authorized Signatory


VIMPELCOM FINANCE B.V.

By       /s/ Dmitry Borisovich Zimin
         ---------------------------
         Dmitry Borisovich Zimin
         Managing Director

By       /s/ Henrik Torgersen
         ---------------------------
         Henrik Torgersen
         Managing Director

By       /s/ Petter-Borre Furberg
         ---------------------------
         Petter-Borre Furberg
         Managing Director

Acknowledged and agreed this 25th day of July 2000.

TELENOR EAST INVEST AS

By       /s/ Henrik Torgersen
         --------------------
         Henrik Torgersen
         Attorney-in-Fact

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